Exhibit 99.1

Amneal Receives U.S. FDA Approval for IPX203 for Treatment of Parkinson’s Disease to be launched as CREXONT® (Carbidopa and Levodopa) Extended-Release Capsules

Delivers more “Good On” time with less frequent dosing compared to Immediate Release CD/LD

Underscores Amneal’s leadership in Parkinson’s disease and commitment to one million people currently living with Parkinson’s disease in the U.S.

CREXONT commercial launch planned in September 2024

BRIDGEWATER, N.J., August 7, 2024 -- Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced that the U.S. Food and Drug Administration (FDA) has approved CREXONT® (carbidopa and levodopa) extended-release capsules for the treatment of Parkinson’s disease (PD). CREXONT is a novel, oral formulation of carbidopa/levodopa (CD/LD) that combines both immediate-release (IR) granules and extended-release (ER) pellets.

“The approval of CREXONT is a seminal moment in the treatment paradigm for Parkinson’s disease. The burden of this incurable neurodegenerative disease increases with time. Some PD patients on IR CD/LD take up to 10 daily doses and still experience motor fluctuations. CREXONT’s innovative formulation provides a longer duration of “Good On” time with less frequent dosing compared to IR CD/LD. Amneal is so excited to introduce this meaningful new treatment for Parkinson’s patients in the U.S. and soon internationally. We are committed to continuing to advance Parkinson’s research and development as a leader in the space,” said Chirag and Chintu Patel, Co-Chief Executive Officers of Amneal.

Existing oral IR CD/LD products are short-acting, and patients can experience more motor fluctuations and less daily “Good On” time, defined as “On” time without troublesome dyskinesia, as the disease progresses. There are approximately one million people with PD living in the U.S. and approximately 90,000 new cases diagnosed each year. One new patient is diagnosed with Parkinson’s disease every six minutes. In the treatment of PD, there is a need for improved oral CD/LD formulations that achieve more “Good On” time with fewer daily doses.

CREXONT’s therapeutic benefits include:

•More “Good On” time with less frequent dosing: CREXONT demonstrated a statistically significant improvement of 0.5 hours of additional “Good On” time per day compared to IR CD/LD, with an average of three times a day dosing with CREXONT compared to five times a day dosing with IR CD/LD, in the RISE-PD clinical trial. A post-hoc analysis of the primary endpoint on a per dose basis showed 1.6 hours additional “Good On” time per dose of CREXONT, compared to IR CD/LD.

•Novel formulation designed to provide long lasting efficacy: CREXONT is an innovative formulation consisting of IR granules with carbidopa and levodopa for rapid onset of action, and ER pellets with levodopa for long-lasting efficacy.

•Safety profile consistent with IR CD/LD: The most common adverse reactions with CREXONT (incidence ≥3% and greater than IR CD/LD) are nausea and anxiety. See Important Safety Information below.

“The treatment goals for people living with Parkinson’s disease include achieving a more robust duration of benefit per dose of LD, reducing ‘Off’ time, and simplifying dosing regimens. CREXONT’s longer ‘Good On’ time per day and per dose represents a substantial advancement in managing motor symptoms and maintaining more consistent therapeutic effects, which is very encouraging for both patients and the

Parkinson’s community,” said Robert A. Hauser, M.D., Professor of Neurology at the University of South Florida and Director of the Parkinson's Disease and Movement Disorders Center.

“People living with Parkinson’s disease experience a notable decrease in quality of life over time and they experience more ‘Off’ time and other side effects. As the PD community explores treatment options that address the challenges faced by people with Parkinson's disease and their families, we champion advances like CREXONT that improve ‘Good On' time, allowing people more time to do the things they love with the people they love,” said Andrea Merriam, Chief Executive Officer of Parkinson & Movement Disorder Alliance.

Amneal expects to make CREXONT available to patients in the U.S. in September 2024.

About CREXONT
CREXONT is an innovative formulation consisting of IR granules with carbidopa and levodopa for rapid onset of action, and ER pellets with levodopa for long-lasting efficacy. CREXONT formulation and dosage strengths are different from RYTARY® (carbidopa and levodopa) extended-release capsules approved by the U.S. FDA in 2015.

INDICATION
CREXONT (carbidopa and levodopa) extended-release capsules is a prescription medication for the treatment of Parkinson’s disease, Parkinson’s disease caused by infection or inflammation of the brain, or Parkinson’s disease-like symptoms that may result from carbon monoxide or manganese poisoning in adults.

IMPORTANT SAFETY INFORMATION
•Do not take CREXONT with antidepressant medications known as nonselective monoamine oxidase (MAO) inhibitors.
•Do not take CREXONT with other carbidopa-levodopa preparations without consulting your healthcare provider.
•CREXONT may cause falling asleep during activities of daily living, somnolence, or dizziness. Avoid activities that require alertness such as driving and operating machinery, until you know how CREXONT affects you.
•The most common side effects that may occur with CREXONT are nausea and anxiety.
•Avoid sudden discontinuation or rapid dose reduction with CREXONT. If you are discontinuing CREXONT, work with your healthcare provider to taper the dose over time to reduce the risk of fever or confusion.
•You may take CREXONT with or without food; but taking it with food may decrease or delay its effect. Consider taking the first dose of the day about 1 to 2 hours before eating.
•Swallow CREXONT whole. Do not chew, divide, or crush the capsules.
•Do not take CREXONT with alcohol.

Tell your healthcare provider if you:
•Have any heart conditions, especially if you have had a heart attack or irregular heartbeats.
•Experience hallucinations or abnormal thoughts and behaviors.
•Have an inability to control urges to gamble, have increased sexual urges, or experience other intense urges.
•Have thoughts of suicide or have attempted suicide.
•Have abnormal involuntary movements that appear or get worse during treatment.
•Have ever had a peptic ulcer or glaucoma.
•Become or intend to become pregnant. Based on animal data, CREXONT may cause fetal harm.
•Are breastfeeding during therapy.
•Have side effects; your doctor can adjust your dose.

To report SUSPECTED ADVERSE REACTIONS, contact Amneal Specialty, a division of Amneal Pharmaceuticals, LLC at 1-877-835-5472 or the FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Please read the full Prescribing Information here: www.amneal.com/pi/crexont.pdf. For more information talk to your healthcare provider.

About Parkinson’s Disease
Parkinson’s disease (PD) has become the fastest growing neurological disorder worldwide, with approximately 1 million people diagnosed in the U.S.1,2 It is a progressive disorder of the central nervous system (CNS) that affects dopamine-producing neurons in the brain that affect movement. PD is characterized by slowness of movement, stiffness, resting tremor and impaired balance.3 While PD is not considered a fatal disease, it is associated with significant morbidity and disability.4 The average age at diagnosis for people with PD is 60; as people live longer, the number of people living with PD is predicted to grow significantly over the coming decades.1,5

About Amneal
Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global pharmaceuticals company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 280 generic and specialty pharmaceuticals, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.

Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; and statements regarding our positioning, including our ability to drive sustainable long-term growth, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the impact of a prolonged business interruption within our supply chain; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

References:
1.Dorsey ER et al. JAMA Neurol. 2018;75(1):9-10.
2.Marras et al. NPJ Parkinson’s Dis. 2018;4:21.
3.NINDS. Parkinson’s disease: challenges, progress, and promise. Reviewed August 2019.
4.Data Monitor: Gibrat et al., 2009; Goldenberg, 2008; Muangpaisan et al., 2009; Pringsheim et al., 2014.
5.Johns Hopkins Medicine. Young-Onset Parkinson’s Disease.

Investor Contact
Anthony DiMeo
VP, Investor Relations & Media
anthony.dimeo@amneal.com

Media Contact
Rachel Girard
Senior Director, Media and Engagement, Real Chemistry
rgirard@realchemistry.com

Amneal Medical Affairs
888-990-AMRX (2679)
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